QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Annual Report (Form 10-K) of Helmerich & Payne, Inc. of our report dated November 25, 2008, with respect to the consolidated financial statements of Helmerich & Payne, Inc., included in the 2008 Annual Report to Shareholders of Helmerich & Payne, Inc.

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-8 No. 333-34939) pertaining to the Helmerich & Payne, Inc. 1996 Stock Incentive Plan,

  (2)
  Registration Statement (Form S-8 No. 333-63124) pertaining to the Helmerich & Payne, Inc. 2000 Stock Incentive Plan, and

  (3)
  Registration Statement (Form S-8 No. 333-137144) pertaining to the Helmerich & Payne, Inc. 2005 Long-Term Incentive Plan;

of our report dated November 25, 2008, with respect to the consolidated financial statements of Helmerich & Payne, Inc. incorporated herein by reference and our report dated November 25, 2008, with respect to the effectiveness of internal control over financial reporting of Helmerich & Payne, Inc., included herein.

/s/ Ernst & Young LLP

Tulsa, Oklahoma
November 25, 2008

QuickLinks

  Exhibit 23.1